UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 31, 2010

Stoneridge, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2010, Stoneridge, Inc. (the “Company”) and Vincent F. Suttmeier, Vice President of Enterprise Planning & Performance, entered into a Severance Agreement and Release (the “Agreement”) pursuant to which Mr. Suttmeier resigned, effective May 31, 2010, as an employee of the Company and from all other positions he held with the Company or the Company’s subsidiaries and agreed for a period of one year following the resignation to cooperate with the Company at reasonable times with regard to matters of which he has historical knowledge.  In addition, the Agreement contains confidentiality, non-inducement and non-competition covenants and a release from Mr. Suttmeier.  The Agreement may be revoked by Mr. Suttmeier until June 7, 2010.  The Company will pay (i) Mr. Suttmeier a severance payment of $162,750 on December 1, 2010 and (ii) for outplacement services for Mr. Suttmeier incurred prior to December 31, 2010, not to exceed $25,000.  A copy of the Severance Agreement and Release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: June 3, 2010	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)